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EXHIBIT 21

LIST OF THE SUBSIDIARIES OF THE COMPANY
(Jurisdiction of incorporation as noted in parenthesis)

        The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.
Homes Holdings Corporation (DE)

a.
Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings Corporation)

i.
Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

ii.
Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

iii.
Dream Homes USA, Inc. TX (a subsidiary of Jim Walter Homes, Inc.)

iv.
Dream Homes, Inc. (TX) (subsidiary of Jim Walter Homes, Inc.)

v.
Crestline Homes, Inc. (NC) (a subsidiary of Jim Walter Homes, Inc.)

2.
V Manufacturing Company (formerly known as Vestal Manufacturing Company) (DE)

3.
Sloss Industries Corporation (DE)

4.
SP Machine Inc. (formerly Southern Precision Corporation) (DE)

5.
Mid-State Holdings Corporation (DE)

a.
Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings Corporation)

i.
Mid-State Trust IV (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

ii.
Mid-State Trust VI (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iii.
Mid-State Trust VII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iv.
Mid-State Trust VIII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

v.
Mid-State Trust IX (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vi.
Mid-State Trust X (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vii.
Mid-State Trust XI (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

b.
Mid-State Capital Corporation (a subsidiary of Mid-State Holdings Corporation) (DE)

i.
Mid-State Capital Corporation 2004-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.

6.
United States Pipe and Foundry Company, Inc. (AL)

7.
Jefferson Warrior Railroad Company, Inc. (AL)

8.
Jim Walter Computer Services, Inc. (DE)

9.
Land Holdings Corporation (DE)

a.
Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

10.
J.W.I. Holdings Corporation (DE)

a.
J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

11.
Hamer Properties, Inc. (WV)

12.
Best Insurors, Inc. (FL)

13.
Cardem Insurance Co., Ltd. (Bermuda)

14.
Coast to Coast Advertising, Inc. (FL)

15.
United Land Corporation (DE)

16.
Dixie Building Supplies, Inc. (FL)

17.
Jim Walter Resources, Inc. (AL)

a.
Black Warrior Transmission Corp. (50% owned by Jim Walter Resources, Inc.)

b.
Black Warrior Methane Corp. (50% owned by Jim Walter Resources, Inc.)

18.
Walter Mortgage Company (DE)

19.
Walter Services of Alabama, Inc. (AL)

        The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2004.

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LIST OF THE SUBSIDIARIES OF THE COMPANY (Jurisdiction of incorporation as noted in parenthesis)